UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report(Date of earliest event reported)      June 6, 2005

CONSULIER ENGINEERING, INC.

(Exact name of registrant as specified in its charter)

Florida	0-17756	59-2556878

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2391 Old Dixie Highway, Riviera Beach, Florida	33404-5456

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      (561) 842-2492

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – Departure of Directors or Financial Officers; Election of Directors; Appointment of Principal Officers

On June 6, 2005, the Board of Directors of Consulier Engineering, Inc. appointed Jean-Pierre Arnaud to fill the vacancy on the Board of Directors caused by the death of Charles E. Spaeth. For approximately 31 years Mr. Arnaud worked for Eastman Kodak Company in the USA and UK in various areas involving health imaging, including manufacturing, sales, marketing, and management. In 1991 Mr. Arnaud performed financial auditing services of Fotocor ( Brazil)]. In 1991, Mr. Arnaud received an M.A. in International and Public Affairs, International Business and Finance from Columbia University. On June 6, 2005, the Board of Directors also appointed Mr. Arnaud to Consulier Engineering’s Audit Committee.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consulier Engineering, Inc.
(Registrant)

/s/ Alan R. Simon
Alan R. Simon, Secretary

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